Ex.99.(a)(v)

SUNAMERICA SENIOR FLOATING RATE FUND, INC.

ARTICLES SUPPLEMENTARY

      SunAmerica Senior Floating Rate Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "SDAT") that:

      FIRST: Under a power contained in Article V of the charter of the Corporation (the "Charter"), the Board of Directors of the Corporation, by resolutions duly adopted, reclassified and designated 200,000,000 shares of authorized but unissued Class Q Common Stock, $.01 par value per share (the "Class Q Common Stock"), as Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption (a) of thed Class A Common Stock as then in effect immediately prior to the re-designation of the shares of Class A Common Stock as Class Q Common Stock pursuant to Articles of Amendment, accepted for record by the SDAT of even date herewith, as set forth in Article V of the charter and (b) in any other provisions of the Charter relating to stock of the Corporation generally.

      SECOND: The Class A Common Stock of stock have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

      THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

      FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its President and attested to by its Secretary on this 29th day of September, 2006.

ATTEST:	SUNAMERICA SENIOR FLOATING
RATE FUND, INC.

By:
Gregory N. Bressler	Vincent Marra
Secretary	President

SUNAMERICA SENIOR FLOATING RATE FUND, INC.

ARTICLES SUPPLEMENTARY

      SunAmerica Senior Floating Rate Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "SDAT") that:

      FIRST: Under a power contained in Article V of the charter of the Corporation (the "Charter"), the Board of Directors of the Corporation, by resolutions duly adopted, reclassified and designated 200,000,000 shares of authorized but unissued Class Q Common Stock, $.01 par value per share (the "Class Q Common Stock"), as Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption (a) of thed Class A Common Stock as then in effect immediately prior to the re-designation of the shares of Class A Common Stock as Class Q Common Stock pursuant to Articles of Amendment, accepted for record by the SDAT of even date herewith, as set forth in Article V of the charter and (b) in any other provisions of the Charter relating to stock of the Corporation generally.

      SECOND: The Class A Common Stock of stock have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

      THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

      FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its President and attested to by its Secretary on this 29th day of September, 2006.

ATTEST:	SUNAMERICA SENIOR FLOATING
RATE FUND, INC.

By:
Gregory N. Bressler	Vincent Marra
Secretary	President